EXHIBIT (99)(a)

July 31, 2012

Peoples Bancorp selects Lance Sellers as new CEO/President
Sellers the company’s Chief Banking Officer since 1999

(Newton, NC)  Robert C. Abernethy, Chairman of the Board of Peoples Bancorp of North Carolina (PEBK) announced today that Lance A. Sellers has been appointed by the Board of Directors to assume the role of President and CEO when Tony W. Wolfe, current President and CEO retires in the fourth quarter of 2012.

Mr. Abernethy commented on the appointment by saying, “Peoples Bank has been very fortunate to have a talented and dedicated team of senior executives.  They have served the bank, community, and our shareholders very well.  Lance Sellers is a big part of that team’s success.  The Board is pleased to have a leader with his qualities and abilities to serve as our new chief executive.”

Wolfe said, “I am delighted with the Board’s choice of Lance.  I’ve worked side-by-side with him for many years.  He has a real feel for both commercial and retail banking.  He is well respected by our customers and employees.  I’m very confident that the company will continue to prosper under his leadership.”

Mr. Sellers came to Peoples Bank in 1998 as the Senior Vice President of Credit Administration.  He has since served in other executive credit positions with the company.  In 1999 he became the company’s Chief Banking Officer, responsible for the entire lending portfolio. He began his banking career in 1984 with BB&T holding various business lending positions including senior credit officer.  He is a graduate of UNC Chapel Hill with a Bachelor of Science degree in Business Administration.  He recently completed the Leadership Effectiveness Workshop at the UNC Kenan-Flager Business School and the NC Bankers Directors College.

Mr. Sellers and his family reside in Catawba County.  They are members of Holy Trinity Lutheran Church in Hickory where he has served as the President of the Church Council. He has served in many community organizations including the Family Guidance Center Board.

Mr. Sellers said, “I am honored to serve in this position as the company’s tenth president. Peoples Bank has a 100 year heritage as a strong community bank.  It is a real pleasure to have the opportunity to build upon our strengths to cultivate our future successes.   I look forward to working with the Board to increase value for shareholders, customers and employees.”

About Peoples Bancorp
Peoples Bancorp of North Carolina, Inc. operates as the holding company for Peoples Bank. Peoples Bank is the wholly-owned banking subsidiary of Peoples Bancorp of North Carolina, Inc. Our Corporate Office is located in Newton, North Carolina. We have been in business since 1912, growing from a single office to twenty-two convenient offices in Catawba, Lincoln, Iredell, Alexander, Mecklenburg, Wake and Union counties. We are proud to be a full service, hometown, community bank with an extensive array of products and services for your personal and commercial banking needs. Our employees take pride in providing exceptional service to our customers. The Corporation's common stock is traded on the Nasdaq National Market System under the symbol of PEBK.

Forward Looking Statements
Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectability of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company's other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.'s annual report on Form 10-K for the year ended December 31, 2011.

For addition information, please contact
Tony W. Wolfe, President and Chief Executive Officer
Joseph F. Beaman Jr. Executive Vice President & Corporate Secretary
Voice: 828-464-5620  -  Fax 828-465-6780

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